EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Additional Permitting Progress and Advanced Development at Butte Highlands Gold Project

Coeur d’Alene, Idaho – October 10, 2013 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that the Montana Department of Environmental Quality (“MDEQ”) has completed its Draft Environmental Impact Statement (“Draft EIS”) for the Butte Highlands Joint Venture’s proposed underground gold mine in the Highland Mountains south of Butte, Montana.  The Company also announced that further advanced development work is being completed in preparation for the commencement of production at the Butte Highlands Gold Project, including additional underground exploration drilling and groundwater monitoring and dewatering wells.

The completion of the Draft EIS is a significant milestone in the process to obtain the Final Hard Rock Operating Permit at Butte Highlands.  Per MDEQ guidelines, this event determines an updated schedule for public comments, addressing those comments, and the issuance of the Record of Decision and the Final Hard Rock Operating Permit.

The Draft EIS is based upon the mine plan as outlined in the Draft Hard Rock Operating Permit, which was accepted and issued by the MDEQ to Butte Highlands JV, LLC (“BHJV”) on December 7, 2012.  The MDEQ is accepting public comments on the Draft EIS until November 9, 2013 and has scheduled a public meeting on October 21, 2013 to accept verbal and written comments.  The MDEQ will evaluate and consider the comments for potential changes to the Final Environmental Impact Statement (“Final EIS”), which will be released concurrent with the Record of Decision (“ROD”), and the Final Hard Rock Operating Permit (“Final HROP”).  The schedule for the issuance of the Final EIS, the ROD, and the Final HROP will largely be determined by the extent of the public comments.

Timberline President and CEO Paul Dircksen commented, “We are very pleased that the MDEQ has worked diligently with its independent contractor for the completion, thorough review, and publication of the Draft EIS.  Our team at Butte Highlands is focused on development objectives based on the expected receipt of the Record of Decision and the Final Hard Rock Operating Permit by the end of 2013.  A Draft Environmental Assessment (“Draft EA”) related to the road use permit for material haulage is in process at The U.S. Forest Service, however, delays associated with personnel re-assignments caused by numerous wild fires and, more recently, the furlough of Forest Service employees due to the government shutdown has delayed the release of the Draft EA.  With these two permit issuances on the horizon, our JV partner is actively conducting additional exploration and preparing for further development and subsequent production.”

An underground core drilling program has commenced at Butte Highlands targeting new areas of potential mineralization above the existing water table and areas of known mineralization in preparation for the extraction of a bulk sample at the commencement of production.  Core samples have been shipped to the assay lab, and results are expected within the next three weeks.  A surface drilling contractor is also on site at Butte Highlands drilling de-watering and hydrology monitoring wells.  The ventilation system throughout the existing development is being installed, and completion of a secondary escapeway is expected to begin shortly.

Timberline owns a 50-percent carried-to-production interest in BHJV, which owns the Butte Highlands Gold Project where mining is expected to commence following the issuance of the final hard rock operating permit and the U.S. Forest Service approval of a road-use plan of operations for material haulage.  Timberline’s joint venture partner is funding all mine development costs through to commercial production with Timberline's share of those costs to be repaid from proceeds of future mine production.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline’s exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Cautionary Note

The Company clarifies that BHJV has decided to advance the Butte Highlands Gold Project into production without first establishing NI 43-101 compliant mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure associated with the Butte Highlands Project.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing and results of the Company’s continued exploration and drill program at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the Company’s ability to expand and upgrade the South Eureka resource, the timing or results of the Company’s exploration and development plans and programs at Butte Highlands, including the timing of obtaining necessary permits, the development of and production at the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

2 | TIMBERLINE RESOURCES